As filed with the Securities and Exchange Commission on February 26, 2015
Registration No. 333-134186

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JACK IN THE BOX INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	95-2698708 (I.R.S. Employer Identification Number)

9330 Balboa Avenue, San Diego, CA (Address of Principal Executive Offices)	92123 (Zip Code)

Jack in the Box Inc. Employee Stock Purchase Plan
(Full Title of Plan)

Jerry P. Rebel
Executive Vice President and Chief Financial Officer
9330 Balboa Avenue
San Diego, CA 92123
Phone: (858) 571-2121
(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:
Jeffrey C. Thacker, Esq.
DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, CA 92121
Phone: (858) 677-1400
Fax: (858) 677-1401

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the registration statement on Form S-8, Registration No. 333-134186 (the “Registration Statement”), pertaining to registration of 100,000 shares of common stock, par value $0.01 per share, of Jack in the Box Inc. (the “Company”) issuable pursuant to the Jack in the Box Inc. Employee Stock Purchase Plan (the “Plan”). The Company has terminated the Plan, and all rights to acquire shares of the Company’s common stock issuable under the Plan have expired. As a result, the Company is terminating its offering of securities pursuant to the Plan and the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 26th day of February, 2015.
JACK IN THE BOX INC.

By:	/s/ Jerry P. Rebel
Jerry P. Rebel Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ LEONARD A. COMMA	Chairman of the Board and Chief Executive Officer (principal executive officer)	February 26, 2015
Leonard A. Comma

/S/ JERRY P. REBEL	Executive Vice President and Chief Financial Office (principal financial officer and principal accounting officer)	February 26, 2015
Jerry P. Rebel

/S/ DAVID L. GOEBEL	Director	February 26, 2015
David L. Goebel

/S/ SHARON P. JOHN	Director	February 26, 2015
Sharon P. John

/S/ MADELEINE A. KLEINER	Director	February 26, 2015
Madeleine A. Kleiner

/S/ MICHAEL W. MURPHY	Director	February 26, 2015
Michael W. Murphy

/S/ JAMES M. MYERS	Director	February 26, 2015
James M. Myers

/S/ DAVID M. TEHLE	Director	February 26, 2015
David M. Tehle

/S/ JOHN T. WYATT	Director	February 26, 2015
John T. Wyatt